EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS

Santa Clara, Calif. — February 7, 2007 — Affymetrix Inc., (Nasdaq: AFFX) today reported its operating results for the fourth quarter and fiscal year ended December 31, 2006.  On a GAAP basis, the Company reported net income of approximately $8.7 million or $0.13 per diluted share in the fourth quarter of 2006 as compared to net income of $30.6 million or $0.43 per diluted share in the fourth quarter of 2005.

On a GAAP basis, the Company reported fiscal year 2006 net loss of $13.7 million or $0.20 per diluted share, as compared to net income of $65.8 million or $0.96 per diluted share for 2005.

On January 1, 2006, the Company adopted FAS 123R and is reporting employee stock-based compensation expense in its GAAP results. Excluding the impact of FAS 123R, the Company reported non-GAAP net income of approximately $10.4 million or $0.15 per diluted share in the fourth quarter of 2006, and for fiscal year 2006, net loss of $2.6 million or $0.04 per diluted share.

Total revenue for the fourth quarter was $104.2 million, of which $2.6 million was related to the sale of products to Perlegen Sciences Inc., as compared to total revenue of $111.5 million in the fourth quarter of 2005, of which $2.8 million was related to the sale of products to Perlegen.  For the full year, total revenue was $355.3 million as compared to $367.6 million for 2005.

Product and product related revenue was $95.0 million for the fourth quarter of 2006, compared to $105.7 million in the same period in 2005.  Fourth quarter sales included GeneChip® consumable revenue of $72.1 million, consisting of array revenue of $49.6 million, reagent revenue of $13.0 million, genotyping services revenue of $6.9 million and $2.6 million of Perlegen revenue. Additionally, the Company reported instrument revenue of $15.0 million in the fourth quarter of 2006.

In 2006, total product and product related revenue was $323.8 million as compared to $350.2 million in 2005.  For the year, consumable revenue was $251.2 million, in-line with fiscal year 2005.  Affymetrix shipped approximately 170 systems in 2006, bringing our cumulative systems shipped to around 1550 at the end of the fourth quarter.

Royalties and other revenue were $6.6 million for the fourth quarter of 2006 compared to $3.1 million in the fourth quarter of 2005.  In 2006, royalties and other revenue increased to $16.8 million compared to $8.3 million in 2005.

Total operating costs and expenses were $93.7 million for the fourth quarter of 2006 compared to $89.8 million in the fourth quarter of 2005.  In 2006, total operating costs and expenses were $373.9 million as compared to $310.2 million in 2005.

Cost of product and product related revenue was $38.7 million in the fourth quarter of 2006 compared to $30.7 million in the same period of 2005.  Product and product related gross margin was 59.3 percent in the fourth quarter of 2006 compared to 71.0 percent in the fourth quarter of 2005.  In 2006, cost of product and product related revenue was $123.7 million as compared to $96.3 million in 2005, resulting in product and product related gross margin of 61.8% in 2006 as compared to 72.5% in 2005.  A significant factor that impacted gross margin comparisons was the forward pricing of the Company’s two-chip 500K Mapping product which was instituted in July ahead of the planned conversion to a single-array format.

Research and development expenses were $19.6 million during the fourth quarter of 2006 compared to $19.7 million in the fourth quarter of 2005.  Excluding the impact of FAS 123R, on a non-GAAP basis, research and development expenses were $18.9 million during the fourth quarter of 2006.  In 2006, research and development expenses were $86.3 million as compared to $77.4 million in 2005.  Excluding the impact of FAS 123R, on a non-GAAP basis, research and development expenses were $82.6 million in fiscal year 2006.

Selling, general and administrative expenses were $31.0 million for the fourth quarter of 2006 compared to $29.5 million in fourth quarter of 2005. Excluding the impact of FAS 123R, on a non-GAAP basis, selling, general and administrative expenses were $29.4 million for the fourth quarter of 2006.  In 2006, selling, general, and administrative expenses were $145.1 million as compared to $122.0 million in 2005.  Excluding the impact of FAS 123R, on a non-GAAP basis, selling, general and administrative expenses were $135.1 million in fiscal year 2006.

Recent Highlights

Management

•                  Affymetrix strengthened its management team by appointing Kevin King as president of life sciences business and executive vice president, reporting to Stephen Fodor, Ph.D., chairman and CEO.

DNA Analysis

•                  In December 2006, Affymetrix began shipping its new single-chip Genome Wide 5.0 Array in limited release. The array features SNPs from the original two-chip 500K Array Set, as well as 500,000 additional probes that can measure other genetic differences, such as copy number variation. The Genome Wide 5.0 Array gives researchers a significant increase in information above the original 500K Array Set for the same price, while reducing the array processing time.  The Genome Wide 5.0 Array was developed in collaboration with the Broad Institute of Harvard and the Massachusetts Institute of Technology.

•                  Affymetrix scientists participated on the International Genome Structural Variation Consortium’s Copy Number Variation Project generating the first comprehensive copy number variation (CNV) map of the human genome. The team discovered hundreds of CNVs that will enable researchers to perform more powerful association studies on diseases such as cancer, Parkinson’s and Alzheimer’s. The results of this study were published in the November 23, 2006 issue of Nature along with a supporting paper in Genome Research.  This work highlights the importance of copy number variation in genetics and opens up new avenues in future genetic studies.

•                  Using the Affymetrix 500K Array Set, researchers at Translational Genomics Research Institute (TGen) screened DNA samples from over 1,200 patients with sporadic ALS and 2,000 controls to identify more than 50 genetic abnormalities in people with sporadic amyotrophic lateral sclerosis (ALS, or Lou Gehrig’s disease).

RNA Analysis

•                  Peer reviewed publications have begun to demonstrate the value of Exon Arrays in biomarker discovery.  For example, researchers at University of Manchester’s Paterson Institute for Cancer Research found a high degree of gene level correlation between the Affymetrix GeneChip Human Genome U133 Plus 2.0 arrays and GeneChip Human Exon 1.0 ST Arrays while at the same time resolving splice variations.  This study was published in the January 2007 issue of Biotechniques.

•                  Two recent publications have reported the development of new statistical methods for analyzing data from Affymetrix Exon Arrays.  Published December 2006 in PLoS One, researchers from Stanford University showed that gene level expression obtained from Exon Arrays is more representative of the true transcriptional activity of each gene.  Additionally, a research team from University of Tokyo developed a new statistical method to identify differentially observed splicing variations from Exon expression profiles in the October 2006 issue of Genome Informatics.  These publications are paving the way for further standardization of analysis tools for Exon arrays and broader adoption by the research community.

Molecular Diagnostics

•                  The Company continued to expand its international molecular diagnostics business by entering into agreements with Sysmex of Kobe, Japan. The agreements grant Sysmex exclusive rights to distribute Affymetrix’ diagnostic microarray products and instruments in Japan with the opportunity to expand into certain Asia Pacific countries.  In addition, as a Powered by Affymetrix™ partner Sysmex gains non-exclusive access to Affymetrix microarray technology to develop and market in-vitro diagnostic tests on a worldwide basis.  Sysmex will carry out all registration, sales and customer support activities in Japan.

Emerging Markets

•                  Affymetrix has granted Tessarae Inc. non-exclusive access to its microarray technology to develop and market epidemiological research tests for public health and biodefense surveillance. As part of the Powered by Affymetrix program, the TessArray™ kits simultaneously detect and identify hundreds of strains of natural and emergent viral and bacterial pathogens, as well as biothreat agents.  The TessArray kits are based on multiplexed genotypic signatures present on Affymetrix CustomSeq® Resequencing Arrays.

Translational Medicine

•                  Affymetrix and Vanderbilt-Ingram Cancer Center have entered into a three-year translational research collaboration to analyze genomic information across a large number of patient samples. Under terms of the agreement, researchers at Vanderbilt-Ingram and Vanderbilt University Medical Center will use Affymetrix microarrays to develop new applications for translational research projects, focusing on disease areas such as cancer and HIV/AIDS.

Toxicology

•                  Affymetrix and Iconix Biosciences launched the ToxFX™ Analysis Suite, a toxicogenomics solution that improves researchers’ understanding of safety issues associated with new drug candidates.  ToxFX combines Iconix’ automated analysis with Affymetrix arrays, helping scientists prioritize drug candidates and make preclinical development decisions faster.

Licensing

•                  Baylor College of Medicine has obtained a non-exclusive, worldwide license to a number of Affymetrix patents covering comparative genomic hybridization (CGH) microarray services in Clinical Laboratory Improvement Amendments (CLIA) environments.  Baylor joins a growing list of licensees including Nimblegen, Abbott, Invitrogen, Perkin Elmer, Applied Biosystems, and Roche.

Affymetrix’ management team will host a conference call on February 7, 2007 at 2:00 p.m. PT to review its operating results for the fourth quarter and fiscal year 2006. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (866) 500-AFFX, international: (706) 643-2771.

A replay of this call will be available from 5:00 p.m. PT on February 7, 2007 until 8:00 p.m. PT on February 14, 2007 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291. The passcode for both replays is 5111273. An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix scientists invented the world’s first high-density microarray in 1989 and began selling the first commercial microarray in 1994. Since then, Affymetrix GeneChip® technology has become the industry standard in molecular biology research. Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies as well as leading academic, government and nonprofit research institutes. More than 1,500 systems have been installed around the world and more than 7,000 peer-reviewed papers have been published using the technology. Affymetrix’ patented photolithographic manufacturing process provides the most information capacity available today on an array, enabling researchers to use a whole-genome approach to analyzing the relationship between genetics and health. Affymetrix is headquartered in Santa Clara, Calif., with manufacturing facilities in Sacramento, Calif., Bedford, Mass., and Singapore. The company maintains important sales and marketing operations in Europe and Asia and has about 1,100 employees worldwide. For more information about Affymetrix, please visit the company’s website at www.affymetrix.com.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with GAAP, the Company’s earnings release contains non-GAAP financial measures that exclude the effects of non-cash equity-based stock compensation expense as a result of the Company’s adoption of FAS 123R on January 1, 2006.  The Company believes that the presentation of results excluding non-cash equity-based stock compensation expense provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results. The Company used the Modified Prospective Method to adopt FAS 123R and did not restate prior year results for the impact of employee stock option expensing.  Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.  A reconciliation between the Company’s results of operations on a GAAP and non-GAAP basis for the periods reported is included as part of the condensed consolidated statements of operations at the end of the Company’s earnings release.

The Company uses these non-GAAP financial measures when evaluating its financial results as well as for internal planning and forecasting purposes.  The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

All statements in this press release that are not historical are “forward-looking statements” under the federal securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to: risks related to the Company’s ability to achieve and sustain higher levels of revenue and improved gross margins and operating income and reduced operating expenses (including risks related to the outcome of the Company’s previously announced efforts to reduce expenses in the general and administrative functions including the rationalization of the Company’s facilities); uncertainties relating to technological approaches, manufacturing (including risks related to resolving any manufacturing problems) and product development; uncertainties relating to changes in senior management personnel and structure; uncertainties related to cost and pricing of Affymetrix products; risks relating to dependence on collaborative partners; uncertainties relating to sole source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection; and risks relating to intellectual property and other litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K/A for the year ended December 31, 2005 and other SEC reports, including reports on Form 10-Q and Form 10-Q/A for subsequent periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations or any change in events, conditions, or circumstances on which any such statements are based.

PLEASE NOTE:

Affymetrix, the Affymetrix logo and GeneChip are trademarks owned or used by Affymetrix, Inc.

— Financial Charts to Follow —

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	December 31, 2006	December 31, 2005
		(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$119,063	$100,236
Available-for-sale securities — short-term	118,088	184,696
Accounts receivable	75,553	93,028
Accounts receivable from Perlegen Sciences	2,290	4,082
Inventories	46,506	35,980
Deferred tax assets—current portion	13,534	26,230
Prepaid expenses and other current assets	8,858	12,622
Total current assets	383,892	456,874
Available-for-sale securities — long term	10,601	—
Property and equipment, net	141,322	85,560
Acquired technology rights, net	55,125	61,426
Goodwill	124,916	124,498
Deferred tax assets—long-term portion	29,170	17,594
Notes receivable from employees	2,186	1,824
Other assets	34,003	27,318
	$781,215	$775,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$62,893	$71,551
Deferred revenue — current portion	31,697	35,644
Total current liabilities	94,590	107,195
Deferred revenue — long-term portion	8,562	15,606
Other long-term liabilities	5,100	4,184
Convertible notes	120,000	120,000
Stockholders’ equity:
Common stock	679	672
Additional paid-in capital	674,428	646,186
Deferred stock compensation	—	(10,799)
Accumulated other comprehensive loss	(1,717)	(1,227)
Accumulated deficit	(120,427)	(106,723)
Total stockholders’ equity	552,963	528,109
	$781,215	$775,094

Note1:                  The condensed consolidated balance sheet at December 31, 2005 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K/A for the fiscal year ended December 31, 2005.

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenue
Product sales	$77,589	$91,205	$260,743	$303,013
Product related revenue	17,419	14,470	63,040	47,177
Total product and product related revenue	95,008	105,675	323,783	350,190
Royalties and other revenue	6,577	3,059	16,840	8,339
Revenue from Perlegen Sciences	2,603	2,755	14,694	9,073
Total revenue	104,188	111,489	355,317	367,602

Costs and expenses:
Cost of product sales	32,238	26,722	94,576	84,708
Cost of product related revenue	6,437	3,931	29,149	11,550
Cost of revenue from Perlegen Sciences	914	803	5,218	5,154
Research and development	19,559	19,680	86,296	77,404
Selling, general and administrative	31,019	29,453	145,126	121,952
Stock-based compensation	—	849	—	1,106
Acquired in-process research and development	—	8,315	—	8,315
Restructuring	3,489	—	13,497	—
Total costs and expenses	93,656	89,753	373,862	310,189
Income (loss) from operations	10,532	21,736	(18,545)	57,413
Interest income and other, net	3,129	2,779	14,078	6,740
Interest expense	(426)	(416)	(1,600)	(1,545)

Income (loss) before income taxes	13,235	24,099	(6,067)	62,608
Income tax (provision) benefit	(4,555)	6,510	(7,637)	3,179
Net income (loss)	$8,680	$30,609	$(13,704)	$65,787

Basic net income (loss) per common share	$0.13	$0.46	$(0.20)	$1.03
Diluted net income (loss) per common share	$0.13	$0.43	$(0.20)	$0.96

Shares used in computing basic net income (loss) per share	67,562	65,935	67,386	63,816
Shares used in computing diluted net income (loss) per share	71,905	72,250	67,386	70,586

AFFYMETRIX, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
GAAP net income (loss)	$8,680	$30,609	$(13,704)	$65,787
Stock-based compensation:
Cost of product sales(1)	263	134	1,389	134
Research and development(1)	615	332	3,653	342
Selling, general and administrative(1)	1,658	383	10,008	630
Income tax effect(2)	(836)	(413)	(3,960)	(434)
Non-GAAP net income (loss)	$10,380	$31,045	$(2,614)	$66,459

Non-GAAP diluted net income (loss) per share	$0.15	$0.44	$(0.04)	$0.97

Shares used in computing non-GAAP diluted net (loss) income per share(3)	71,905	72,250	67,386	70,586

Explanations for Non-GAAP adjustments included in table above:
(1)	For the three and twelve months ended December 31, 2006, the Company has added back stock-based compensation expense recorded under FAS 123R to compute its non-GAAP operating results.
(2)	Amount reflects the estimated tax impact on the above noted non-GAAP adjustments.
(3)

For the three months ended December 31, 2006, the Company did not adjust the shares used in computing non-GAAP diluted net income per share to conform to what the diluted shares would had been had it applied prior accounting standards. The difference between the shares calculated by applying FAS 123R and calculated under prior accounting standards was approximately 0.1 million shares.

For the twelve months ended December 31, 2006, the Company did not adjust the shares used in computing non-GAAP diluted net loss per share to conform to what the diluted shares would had been had it applied prior accounting standards as the Company was in a loss position.